Exhibit 22.1

List of Guarantor Subsidiaries

CHS/Community Health Systems, Inc. (“CHS”) is the sole issuer of the 6⅞% Senior Notes due 2022 and the 6¼% Senior Secured Notes due 2023 (collectively, “the Notes”). The following entities are direct and indirect subsidiaries of CHS which guarantee the Notes as of December 31, 2020.

1.	Abilene Hospital, LLC
2.	Abilene Merger, LLC
3.	Affinity Health Systems, LLC
4.	Affinity Hospital, LLC
5.	Birmingham Holdings II, LLC
6.	Birmingham Holdings, LLC
7.	Bluffton Health System LLC
8.	Brandon HMA, LLC
9.	Brownwood Hospital, L.P.
10.	Brownwood Medical Center, LLC
11.	Bullhead City Hospital Corporation
12.	Bullhead City Hospital Investment Corporation
13.	Campbell County HMA, LLC
14.	Carlsbad Medical Center, LLC
15.	Carolinas Holdings, LLC
16.	Carolinas JV Holdings General, LLC
17.	Carolinas JV Holdings II, LLC
18.	Carolinas JV Holdings, L.P.
19.	Central Florida HMA Holdings, LLC
20.	Central States HMA Holdings, LLC
21.	CHS Receivables Funding, LLC
22.	CHS Tennessee Holdings, LLC
23.	CHS Virginia Holdings, LLC
24.	CHSPSC, LLC
25.	Citrus HMA, LLC
26.	Clarksdale HMA, LLC
27.	Clarksville Holdings II, LLC
28.	Clarksville Holdings, LLC
29.	Cleveland Hospital Company, LLC
30.	Cleveland Tennessee Hospital Company, LLC
31.	Clinton HMA, LLC
32.	Cocke County HMA, LLC
33.	Community Health Investment Company, LLC
34.	CP Hospital GP, LLC
35.	CPLP, LLC
36.	Crestwood Healthcare, L.P.
37.	Crestwood Hospital LP, LLC
38.	Crestwood Hospital, LLC
39.	CSMC, LLC
40.	Desert Hospital Holdings, LLC
41.	Detar Hospital, LLC
42.	DHFW Holdings, LLC
43.	Dukes Health System, LLC
44.	Emporia Hospital Corporation
45.	Florida HMA Holdings, LLC
46.	Foley Hospital Corporation
47.	Frankfort Health Partner, Inc.
48.	Franklin Hospital Corporation
49.	Gadsden Regional Medical Center, LLC
50.	Granbury Hospital Corporation
51.	Greenbrier VMC, LLC
52.	GRMC Holdings, LLC
53.	Hallmark Healthcare Company, LLC
54.	Health Management Associates, LLC

55.	Health Management Associates, LP
56.	Health Management General Partner I, LLC
57.	Health Management General Partner, LLC
58.	Hernando HMA, LLC
59.	HMA Hospitals Holdings, LP
60.	HMA Santa Rosa Medical Center, LLC
61.	HMA Services GP, LLC
62.	HMA-TRI Holdings, LLC
63.	Hobbs Medco, LLC
64.	Hospital Management Associates, LLC
65.	Hospital Management Services of Florida, LP
66.	Jackson HMA, LLC
67.	Jefferson County HMA, LLC
68.	Kay County Hospital Corporation
69.	Kay County Oklahoma Hospital Company, LLC
70.	Key West HMA, LLC
71.	Kirksville Hospital Company, LLC
72.	Knox Hospital Company, LLC
73.	Knoxville HMA Holdings, LLC
74.	La Porte Health System, LLC
75.	La Porte Hospital Company, LLC
76.	Laredo Texas Hospital Company, L.P.
77.	Las Cruces Medical Center, LLC
78.	Lea Regional Hospital, LLC
79.	Longview Clinic Operations Company, LLC
80.	Longview Medical Center, L.P.
81.	Longview Merger, LLC
82.	LRH, LLC
83.	Lutheran Health Network of Indiana, LLC
84.	Marshall County HMA, LLC
85.	MCSA, L.L.C.
86.	Medical Center of Brownwood, LLC
87.	Metro Knoxville HMA, LLC
88.	Mississippi HMA Holdings I, LLC
89.	Mississippi HMA Holdings II, LLC
90.	Moberly Hospital Company, LLC
91.	Naples HMA, LLC
92.	Natchez Hospital Company, LLC
93.	Navarro Hospital, L.P.
94.	Navarro Regional, LLC
95.	NC-DSH, LLC (88-0305790)
96.	Northwest Arkansas Hospitals, LLC
97.	Northwest Hospital, LLC
98.	Northwest Sahuarita Hospital, LLC
99.	NOV Holdings, LLC
100.	NRH, LLC
101.	Oak Hill Hospital Corporation
102.	Oro Valley Hospital, LLC
103.	Palmer-Wasilla Health System, LLC
104.	Poplar Bluff Regional Medical Center, LLC
105.	Port Charlotte HMA, LLC
106.	Punta Gorda HMA, LLC
107.	QHG Georgia Holdings, Inc.
108.	QHG of Bluffton Company, LLC
109.	QHG of Clinton County, Inc.
110.	QHG of Enterprise, Inc.
111.	QHG of Forrest County, Inc.
112.	QHG of Fort Wayne Company, LLC
113.	QHG of Hattiesburg, Inc.
114.	QHG of Springdale, Inc.

115.	Regional Hospital of Longview, LLC
116.	River Oaks Hospital, LLC
117.	River Region Medical Corporation
118.	ROH, LLC
119.	Roswell Hospital Corporation
120.	Ruston Hospital Corporation
121.	Ruston Louisiana Hospital Company, LLC
122.	SACMC, LLC
123.	San Angelo Community Medical Center, LLC
124.	San Angelo Hospital, L.P.
125.	San Angelo Medical, LLC
126.	Scranton Holdings, LLC
127.	Scranton Hospital Company, LLC
128.	Scranton Quincy Holdings, LLC
129.	Scranton Quincy Hospital Company, LLC
130.	Seminole HMA, LLC
131.	Shelbyville Hospital Company, LLC
132.	Siloam Springs Arkansas Hospital Company, LLC
133.	Siloam Springs Holdings, LLC
134.	Southeast HMA Holdings, LLC
135.	Southern Texas Medical Center, LLC
136.	Southwest Florida HMA Holdings, LLC
137.	Statesville HMA, LLC
138.	Tennessee HMA Holdings, LP
139.	Tennyson Holdings, LLC
140.	Triad Healthcare, LLC
141.	Triad Holdings III, LLC
142.	Triad Holdings IV, LLC
143.	Triad Holdings V, LLC
144.	Triad Nevada Holdings, LLC
145.	Triad of Alabama, LLC
146.	Triad-ARMC, LLC
147.	Triad-El Dorado, Inc.
148.	Triad-Navarro Regional Hospital Subsidiary, LLC
149.	Tullahoma HMA, LLC
150.	Tunkhannock Hospital Company, LLC (27-4566015)
151.	Venice HMA, LLC
152.	VHC Medical, LLC
153.	Vicksburg Healthcare, LLC
154.	Victoria Hospital, LLC
155.	Victoria of Texas, L.P.
156.	Virginia Hospital Company, LLC
157.	Warsaw Health System, LLC
158.	Webb Hospital Corporation
159.	Webb Hospital Holdings, LLC
160.	Wesley Health System LLC
161.	WHMC, LLC
162.	Wilkes-Barre Behavioral Hospital Company, LLC
163.	Wilkes-Barre Holdings, LLC
164.	Wilkes-Barre Hospital Company, LLC
165.	Woodland Heights Medical Center, LLC
166.	Woodward Health System, LLC

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